EXHIBIT 1.1
-----------






                           2,100,000 Shares


                   AMLI RESIDENTIAL PROPERTIES TRUST

                 COMMON SHARES OF BENEFICIAL INTEREST,
                       PAR VALUE $0.01 PER SHARE








                        UNDERWRITING AGREEMENT










August 7, 2003



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                                  August 7, 2003




Morgan Stanley & Co. Incorporated
As Representative of the Several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Dear Sirs and Mesdames:

     Amli Residential Properties Trust, a real estate investment trust under the laws of the State of Maryland (the "Company"), proposes to issue and sell to the several Underwriters named on Schedule I hereto (the "Underwriters") 2,100,000 shares of its common shares of beneficial interest, par value $0.01 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 315,000 common shares of beneficial interest, par value $0.01 per share (the "Additional Shares"), if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares of beneficial interest granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The common shares of beneficial interest, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares."

     The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement, including a prospectus, relating to the Shares. The term "Registration Statement" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Base Prospectus" means the prospectus included in the Registration Statement. If the Company has filed or files an abbreviated registration statement to register additional shares of Common Shares pursuant to Rule 462(b) (the "Rule 462 Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares, pursuant to Rule 424 under the Securities Act.

     The term "Prospectus" means the Prospectus Supplement together with the Base Prospectus. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Shares together with the Base Prospectus. As used herein, the terms "Base Prospectus," "Prospectus," "preliminary prospectus" and "Registration Statement" shall include all amendments and supplements thereto and in each case the documents, if any, incorporated or deemed to be incorporated by reference therein (it being understood that any statement contained in a document incorporated or deemed to be incorporated by reference in the Base Prospectus, preliminary prospectus, Prospectus or Registration Statement shall not be deemed to constitute a part thereof to the extent modified or superseded by a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference therein). The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed subsequent to the date of the Base Prospectus, as the case may be, by the Company with the Commission pursuant


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to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus. As described in the Prospectus, the Company owns partnership interests in Amli Residential Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). The term "Service Companies" includes Amli Management Company (the "Management Company"), Amli Institutional Advisors, Inc. ("AIA") and Amli Residential Construction, LLC ("Amrescon"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Prospectus.

     1. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Operating Partnership jointly and severally represents and warrants to and agrees with each of the Underwriters that:

           (a) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

           (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use therein.

           (c) (i) As described in the Prospectus, as of the date hereof and as of the Closing Date or any Option Closing Date (as hereinafter defined), the Company is and will be the sole general partner of, and does and will (assuming no conversion of outstanding units in the Operating Partnership (the "Units") for Common Shares or exercises of outstanding convertible securities of the Company or the Operating Partnership prior to the Closing Date, and subject to adjustment to reflect the issuance of the Firm Shares as of any Option Closing Date) own an approximately 86% partnership interest in, the Operating Partnership, (ii) except as described in the Prospectus, the Operating Partnership does and will directly, indirectly or through co-investment joint ventures own each of the 80 multi-family apartment communities (the "Properties") defined in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference into the Prospectus (other than Museum Gardens) as "The Communities," (except for Downtown Austin which is subject to a ground lease (the "Ground Lease")) (iii) the Operating Partnership is and will be the sole general partner (except




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     in the case of co-investment joint ventures which constitute general partnerships) or managing member of each of the co-investment joint ventures (the "Co-Investment Joint Ventures") which own the Co-Investment Communities as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference into the Prospectus, (iv) the Operating Partnership does and will own (A) 100% of the capital stock of AIA, (B) 100% of the preferred stock of the Management Company and (C) 1,000 of the 1,056 outstanding shares of common stock of the Management Company, and the Management Company does own and will own 100% of the membership interests in Amrescon and (v) the Operating Partnership does and will own certain parcels of land described in the Prospectus upon which it intends to commence development (the "Land Parcels"). For purposes of this Agreement, the Service Companies and the Co-Investment Joint Ventures are collectively referred to as the "Subsidiaries."

           (d) The Company has been duly organized, is validly existing as a real estate investment trust in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (e) Each of the Service Companies has been duly incorporated, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorpora-tion, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. All of the issued shares of capital stock of each of AIA and the Management Company have been duly and validly authorized and issued, are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims.

           (f) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. The Operating Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be identified as such in the Company's Annual Report on Form 10-K pursuant to Item 601 of Regulation S-K.











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           (g)   Each Co-Investment Joint Venture has been duly formed and
     is validly existing as a limited or general partnership or limited liability company, as the case may be, in good standing (in the case of each limited partnership or limited liability company) under the laws of the jurisdiction of its formation, has the partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. As of the Closing Date or any Option Closing Date, as applicable, all of the partnership or limited liability company interests of each Co-Investment Joint Venture will be duly authorized for issuance and validly issued and fully paid, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Each partnership agreement relating to a Co-Investment Joint Venture is in full force and effect.

           (h) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

           (i) The authorized shares of beneficial interest of the Company conform as to legal matters to the description thereof contained in the Prospectus.

           (j) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and the Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding Units.

           (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and in the manner described in the Prospectus, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

           (l) The execution and delivery by the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement will not contravene any provision of applicable law or the declaration of trust or by-laws of the Company or the partnership agreement of the Operating Partnership or any agreement or other instrument binding upon the Company, the Operating Partnership and the Subsidiaries that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Operating Partnership or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

           (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, from that set forth in the Prospectus.






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           (n)   Since the respective dates as of which information is
     given in the Prospectus, except as otherwise stated therein, (A) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Properties (taken as a whole) or to the Company, (B) there has been no casualty loss or condemnation or other adverse event with respect to any Property that is material with respect to the Properties (taken as a whole), (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Service Companies on any class of their capital stock or shares of beneficial interest or by the Operating Partnership or any Co-Investment Joint Venture with respect to their partnership interests, and (D) there has been no change in the capital stock or shares of beneficial interest of the Company or the Service Companies or in the partnership interests of the Operating Partnership or any Co-Investment Joint Venture, or any material increase in the indebtedness of the Company, the Operating Partnership or any of the Subsidiaries, taken as a whole.

           (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (q) Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (r) The Company, the Operating Partnership and the Subsidiaries own or have a royalty-free license to use all of the trademarks, service marks and trade names (collectively, the "Proprietary Rights") presently employed by them in connection with the business now engaged by them or proposed to be engaged by them as described in the Prospectus, and neither the Company, the Operating Partnership nor the Subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any of the Proprietary Rights invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.










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           (s)   Each of the Company, the Operating Partnership and the
     Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them as described in the Prospectus, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (t) Each of the Company, the Operating Partnership and the Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (u) Neither the Company nor the Operating Partnership has knowledge of (a) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or any Subsidiaries in violation of law or in excess of regulatory action levels or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a materially adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole; and in connection with the construction on or operation and use of the properties owned by the Company, the Operating Partnership or the Subsidiaries, none has any knowledge of any material failure to comply with all applicable local, state and Federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders.

           (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.









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           (x)   Except as disclosed in the Prospectus, or except to the
     extent that the inaccuracy of any of the following, either individually or in the aggregate, would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole: (A) At the Closing Date and any Option Closing Date, as applicable, the Operating Partnership or the Co-Investment Joint Ventures (other than with respect to the Ground Lease) will have good and marketable fee simple title (or, with respect to Properties located in Texas, good and indefeasible title) to the land underlying each of the Properties and good and marketable title to the improvements thereon (in each case with title insurance thereon in full force and effect and which is adequate in accordance with industry standards) and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated subject only to Permitted Exceptions (as hereinafter defined); (B) at the Closing Date and any Option Closing Date, as applicable, the leases under which the Company, the Operating Partnership or the Subsidiaries will lease any property as lessee will be in full force and effect, and neither the Company, the Operating Partnership nor any Subsidiary will be in default in any material respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or asserting a default under any such leases; (C) all liens, charges or encumbrances on or affecting any of the Properties or the other property and assets of the Company, the Operating Partnership or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Company, the Operating Partnership, any Co-Investment Joint Venture nor, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any Co-Investment Joint Venture, as lessor, will lease its Property as of the Closing Date and any Option Closing Date, as applicable, and none of the Company, the Operating Partnership or any of the Subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (E) at the Closing Date and any Option Closing Date, as applicable, the Operating Partnership or the Co-Investment Joint Ventures (or the Management Company as agent for the Co-Investment Joint Ventures or the Operating Partnership) will be the lessor of all tenant leases at each of the Properties; (F) each of the Properties complies with all applicable Federal, state and local codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to handicapped access to the Properties); (G) none of the Company, the Operating Partnership or any of the Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner adversely affect the size of, use of, improvements on, construction on or access to the Properties; and (H) neither the Company, the Operating Partnership nor any of the Subsidiaries has received from any governmental authority notice of any violation of any municipal, state or Federal law, rule or regulation (including relating to environmental matters) concerning the Properties or any part thereof which has not heretofore been cured. As used in this Agreement, "Permitted Exceptions" means: (i) real estate taxes and assessments not yet delinquent; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting each Property, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iv) any state of facts disclosed by the surveys relating to the Properties; (v) any minor imperfection of title which does not affect the current use, operation or enjoyment


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     of a Property and does not render title to such Property unmarketable or uninsurable and does not impair the value of such Property; and
     (vi) mortgage financing as described in the Prospectus.

           (y) (A) As of the Closing Date and any Option Closing Date, as applicable, except as set forth in the Prospectus, no person or entity will have an option or right of first refusal (except for buy sell or similar provisions, in the case of the Co-Investment Joint Ventures, as set forth in the partnership or limited liability company agreements of the partnerships or limited liability companies that own the Co-Investment Joint Ventures) to purchase all or any part of any Property or any interest therein; and (B) there is in effect for the Properties and other assets of the Company, the Operating Partnership and the Subsidiaries insurance coverages (including title insurance) that are commercially reasonable and adequate for the types of assets and properties owned, operated or managed by them, and neither the Company, the Operating Partnership, nor any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Properties or such other assets.

           (z) The statements set forth in the Registration Statement under the captions "Shares of Beneficial Interest and Shareholder Liability", "Capitalization", "Federal Income Tax Considerations", and "Plan of Distribution" are, and the statements made in the Prospectus as amended or supplemented under corresponding or similar captions to the extent made are, insofar as such statements constitute a summary of the terms of the Securities and the laws and documents referred to therein, are accurate and complete in all material respects.

           (aa) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants are required by the Securities Act and the rules and regulations of the Commission thereunder.

           (bb) Commencing with its taxable year ended December 31, 1994, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

           (cc) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The financial information set forth under the caption "Prospectus Summary--Selected Financial Data" and "Capitalization" in the Prospectus are derived from the accounting records of the Company, and fairly present, on the basis stated in the Prospectus, the information included therein.






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           (dd)  Neither the Company, nor to its knowledge, any of its officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares or any security convertible into or exchangeable for Common Shares to facilitate the sale or resale of any of the Shares.

           (ee) The Company, the Operating Partnership, and each of the Subsidiaries have timely and duly filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company, the Operating Partnership, and each of the Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no Federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company, the Operating Partnership or any of the Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any governmental authority, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all Federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any governmental authority.

           (ff) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable Federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (gg) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act. The Shares have been approved for listing on the New York Stock Exchange ("NYSE"), subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the listing of the Common Shares on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.


           (hh) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (ii) No material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, which disputes would reasonably be expected to have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries taken as a whole; and none of the Company, the Operating Partnership and the Subsidiaries are aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or collaborators of the Company or its subsidiaries that could have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

           (jj) The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or the Company's, the Operating Partnership's or Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company, the Operating Partnership nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. Within the past twelve months, neither the Company, the Operating Partnership nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

           (kk) The Company, the Operating Partnership and the Subsidiaries or any person acting on behalf of the Company, the Operating Partnership and the Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company, the Operating Partnership and the Subsidiaries
     (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

           (ll) Each description of a contract, document or other agreement in the Prospectus fairly reflects in all respects the material terms of the underlying document, contract or agreement. Each agreement described in the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company, the Operating Partnership or any Subsidiary, as the case may be, in accordance with its terms.

           (mm) None of the Company, the Operating Partnership or the Subsidiaries is (i) in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) which would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $24.10 a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 315,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which are described in the Prospectus, (C) the grant of options to purchase Common Shares pursuant to the Company's, the Operating Partnership's and the Service Companies' existing employee, trustee or director benefit plans or (D) the issuance of Units in connection with the acquisition of property, directly or indirectly, by the Operating Partnership, notice of which shall be provided to the Underwriters promptly following any such issuance.

     3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $24.40 a share.

     4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 13, 2003, or at such other time on the same or such other date, not later than August 14, 2003, as shall be designated in writing by you.

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 7, 2003, as shall be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. CONDITIONS TO THE UNDERWRITERS OBLIGATIONS. The obligations of the Underwriters are subject to the following further conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in the your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by (i) its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President and (ii) its chief financial officer to the effect:

                 (i)  as set forth in Section 5(a) above;

                 (ii) that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

                 (iii) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of each such officers' knowledge, no proceeding for that purpose is pending or threatened by the Commission; and

                 (iv) that all filings required by Rule 424(b) under the Securities Act have been made.

           The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

           (c) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown Rowe & Maw LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                 (i) the Company has been duly organized, is validly existing as a real estate investment trust in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole;

                 (ii) each of the Service Companies has been duly formed, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. To such counsel's knowledge after due inquiry, the Operating Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be identified as such in the Company's Annual Report on Form 10-K pursuant to Item 601 of Regulation S-K;

                 (iii) the Operating Partnership has been duly formed is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, the Operating Partnership and the Subsidiaries, taken as a whole. The Company is the sole general partner of the Operating Partnership and is the holder of record of ______ Units, or approximately ____% of the _______ issued and outstanding Units (such counsel to supply the appropriate numbers and percentages as of the Closing Date or any Option Closing Date, as applicable);

                 (iv) the shares of beneficial interest outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                 (v) all of the issued shares of capital stock of AIA have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Operating Partnership, free and clear of all liens, encumbrances equities or claims; all of the issued shares of capital stock of the Management Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Operating Partnership directly owns all of the shares of preferred stock of the Management Company free and clear of all liens, encumbrances equities or claims and 1,000 of the 1,056 outstanding shares of common stock of the Management Company free and clear of all liens, encumbrances, equities or claims;

                 (vi) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and in the manner described in the Prospectus, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                 (vii)this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

                 (viii) the execution and delivery by each of the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement will not contravene any provision of applicable law or the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document of the Company, the Operating Partnership or any of the Subsidiaries or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company, the Operating Partnership or any of the Subsidiaries that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                 (ix) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Shares of Beneficial Interest and Shareholder Liability", "Capitalization", "Description of Common Shares", "Description of Preferred Shares", " Description of Securities Warrants" and "Underwriters" and (B) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

                 (x) the information in the Prospectus under the heading "Federal Income Tax Considerations" to the extent that such information constitutes matters of law or legal conclusions, is accurate and complete in all material respects;

                 (xi) beginning with the Company's taxable year ending December 31, 1994, (A) the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and (B) the Company's actual and proposed method of operation has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT;

                 (xii) the Operating Partnership will be treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation;

                 (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, the Operating Partnership or any of the Subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (xiv)the Registration Statement has been declared effective under the Securities Act, and to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

                 (xv) except as disclosed in the Prospectus, to the knowledge of such counsel, none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is or was a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject, except to the extent that any of the foregoing, either individually or in the aggregate, would not have a material adverse effect on the Company, the Operating Partnership or the Subsidiaries, taken as a whole;

                 (xvi) to such counsel's knowledge after due inquiry, there are no persons with registration or other similar rights to have any securities of the Company, the Operating
           Partnership or the Subsidiaries registered pursuant to the Registration Statement;

                 (xvii) neither the Company, the Operating Partnership nor any Subsidiary is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                 (xviii) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) did not comply when so filed as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi), 5(c)(vii), 5(c)(x) (but only as to the statements in the Prospectus under "Underwriters") and clauses (C) and (D) of Section 5(c)(xviii) above.

           With respect to Section 5(c)(xviii) above, Mayer Brown Rowe & Maw LLP and Skadden, Arps, Slate, Meagher & Flom (Illinois) may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents, thereof, and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (C) and (D) of
           Section 5(c)(viii), Skadden, Arps, Slate, Meagher & Flom (Illinois) may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

           The opinion of Mayer Brown Rowe & Maw LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

           (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

           (f) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

           (g) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

           (h) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

           (j) The New York Stock Exchange, Inc. shall have approved the Shares for listing, subject only to official notice of issuance.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To make no further amendment or any supplement to the Registration Statement or to the Prospectus except as contemplated herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

           (b) To furnish to the Underwriters, without charge, 3 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, on Monday August 11, 2003 and during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

           (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (d) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

           (f) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

           (g) To use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending December 31, 2003, as a REIT under the Code.

           (h) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus.

           (i) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereunder.

           (j) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. if any such review is required, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the

Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f)   The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. TERMINATION. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     9. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. LIMITATION OF LIABILITY OF SHAREHOLDERS AND OFFICERS OF THE COMPANY. No obligation or liability of the company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of the Company's shareholders, trustees, officers, employees or agents solely as a result of their status as, and solely in their capacities as, shareholders, trustees, officers, employees or agents, as the case may be, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  AMLI RESIDENTIAL PROPERTIES TRUST


                                  By:
                                       ------------------------------
                                       Name:
                                       Title:



                                  AMLI RESIDENTIAL PROPERTIES, L.P.

                                  By:  AMLI RESIDENTIAL PROPERTIES
                                       TRUST, General Partner


                                  By:
                                       ------------------------------
                                       Name:
                                       Title:



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated


By:
     ------------------------------
     Name:
     Title:

                                                        SCHEDULE I




                                               NUMBER OF FIRM SHARES
     UNDERWRITER                                  TO BE PURCHASED


Morgan Stanley & Co. Incorporated . . . . . . . .    2,090,000

Legg Mason Wood Walker, Incorporated. . . . . . .       10,000


          Total:. . . . . . . . . . . . . . . . .    2,100,000

                                                         EXHIBIT A


                       [FORM OF LOCK-UP LETTER]




                                  August __, 2003



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Amli Residential Properties Trust, a real estate investment trust under the laws of the State of Maryland (the "Company"), providing for the public offering (the "Public Offering") by Morgan Stanley of ___ shares (the "Shares") of the Common Shares of Beneficial Interest, par value $0.01 per share, of the Company (the "Common Shares").

     To induce Morgan Stanley to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to Morgan Stanley pursuant to the Underwriting Agreement; (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering; or (c) exercise of options issued to employees under the AMLI Residential Properties Option Plan pursuant to the cashless exercise feature of such plan; provided, that shares of Common Stock acquired pursuant to such exercise continue to be subject to the terms hereof. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Common Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and Morgan Stanley are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Morgan Stanley.


                                  Very truly yours,



                                  ------------------------------
                                  (Name)


                                  ------------------------------
                                  (Address)






















































                                   2